Exhibit 99.1

CENDANT CORPORATION COMPLETES ACQUISITION OF GULLIVERS
TRAVEL ASSOCIATES AND OCTOPUSTRAVEL.COM

NEW YORK, April 1, 2005—Cendant Corporation (NYSE: CD) today announced that it has completed the acquisition of privately held, UK-based Gullivers Travel Associates, the trading name of Donvand Ltd., Travel Bound, Inc. and Octopus Travel Group Ltd. (together: "Gullivers"). Gullivers is a leading wholesaler and global online provider of hotels, destination services, travel packages and group tours.

"Our acquisition of Gullivers positions Cendant as a leading global travel intermediary,” said Samuel L. Katz, chairman and CEO of Cendant’s Travel Distribution Services Division. “Over time we expect the acquisition to provide considerable cross-selling opportunities in our customer channels and facilitate our growth strategies in China and Japan."

About Cendant Corporation
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com.

Statements about future results made in this release, including the projections and the planned business dispositions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-K for the year ended December 31, 2004.

Cendant Media Contact:

Elliot Bloom
212-413-1832

Cendant Investor Contacts:

Sam Levenson
212-413-1834

Henry A. Diamond
212-413-1920